UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2010

                                                               COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

     On May 14, 2010, Columbia Laboratories (Bermuda) Ltd., a wholly owned subsidiary of Columbia Laboratories, Inc. (the “Company”) entered into the Second Amended and Restated License and Supply Agreement with Ares Trading S.A., an affiliate of Merck Serono S.A. (“Merck Serono”), effective May 19, 2010, through May 19, 2015. The terms of the Second Amended and Restated License and Supply Agreement are not materially different from the existing license and supply agreement between the parties, which was to expire on May 19, 2010, pursuant to its terms.

Pursuant to the Second Amended and Restated License and Supply Agreement, Merck Serono holds marketing rights to CRINONE® (progesterone gel) for all countries worldwide, except the United States. Merck Serono will continue to purchase CRINONE from the Company on a country by country basis at the greater of (i) 30% of Merck Serono’s net sales or (ii) the cost of goods plus 20%.  The Company retains United States marketing rights to the CRINONE and PROCHIEVE® brands of progesterone vaginal gel products.  The Company announced on March 4, 2010, that it had entered into a Purchase and Collaboration Agreement to sell the United States rights to CRINONE and PROCHIEVE to Watson Pharmaceuticals, Inc. (NYSE: WPI), subject to approval by the Company’s shareholders and other closing conditions.

     The foregoing is a summary of the terms of the Second Amended and Restated License and Supply Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amended and Restated License and Supply Agreement which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

 Item 7.01                      Regulation FD Disclosure

On May 18, 2010, the “Company issued a press release entitled, “Columbia Laboratories Renews Agreement with Merck Serono for CRINONE in Foreign Markets” (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this Item 7.01shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Additional Information

This communication is not a solicitation of a proxy from any security holder of Columbia. In connection with stockholder approval of the sale of the assets contemplated by the Purchase and Collaboration Agreement  with Watson Pharmaceuticals, Inc., dated March 3, 2010, and certain other matters, Columbia has filed with the SEC a preliminary proxy statement and intends to file a definitive proxy statement and to mail to its security holders a definitive proxy statement and other materials. THE PROXY STATEMENT WILL BE SENT TO COLUMBIA SECURITY HOLDERS AND WILL CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, WATSON, THE SALE OF THE ASSETS PURSUANT TO THE PURCHASE AND COLLABORATION AGREEMENT, AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY WHEN THEY ARE AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED SALE OF THE ASSETS AND THE OTHER MATTERS DESCRIBED THEREIN. Free copies of the proxy statement and other documents filed with the SEC by Columbia, when they become available, can be obtained through the website maintained by the SEC at www.sec.gov. In addition, free copies of the proxy statement will be available from Columbia by contacting Lawrence A. Gyenes at (973) 486-8860 or lgyenes@columbialabs.com, or on Columbia’s investor relations website at www.cbrxir.com.

Participation in the Solicitation

Columbia and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Columbia's stockholders in connection with the proposed transactions described herein. Information regarding the special interests of these directors, executive officers and members of management in the proposed transactions will be included in the proxy statement and other relevant documents filed with the SEC. Additional information regarding Columbia’s directors and executive officers is also included in Columbia’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2009, which was filed with the SEC on April 30, 2010. Columbia’s Form 10-K/A is available free of charge at the SEC’s website at www.sec.gov and from Columbia by contacting it as described above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Second Amended and Restated License and Supply Agreement between Columbia Laboratories (Bermuda) Ltd., and Ares Trading S.A., effective May 19, 2010.

99.1	Press Release dated May 18, 2010, entitled “Columbia Laboratories Renews Agreement with Merck Serono for CRINONE in Foreign Markets.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 18, 2010

COLUMBIA LABORATORIES, INC.

By: /S/ Lawrence A. Gyenes
Lawrence A. Gyenes
Senior Vice President, Chief Financial Officer
& Treasurer

Exhibit Index

Exhibit No.	Description
10.1	Second Amended and Restated License and Supply Agreement between Columbia Laboratories (Bermuda) Ltd., and Ares Trading S.A., effective May 19, 2010.
99.1	Press Release dated May 18, 2010, entitled “Columbia Laboratories Renews Agreement with Merck Serono for CRINONE in Foreign Markets.”